COMMERCIAL SECURITY AGREEMENT

This Commercial Security Agreement (“Agreement”) is made as of August 21, 2007, by JONES SODA CO., a Washington corporation (“Borrower”), for the benefit of KEYBANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A. Borrower has received a revolving loan (the “Loan”) from Lender in the principal amount of $15,000,000.00 (the “Indebtedness”) evidenced by a Revolving Note (the “Note”) of even date executed by Borrower to the order of Lender.

B. As a condition of granting the Loan, Lender has required that Borrower grant to Lender a security interest in the Collateral to secure Borrower’s repayment of the Indebtedness and Borrower’s obligations to Lender under the Revolving Note and other loan documents.

C. This Agreement is given in connection with a Loan Agreement of even date made by Borrower and Lender (the “Loan Agreement”). All capitalized terms not otherwise defined in this Agreement shall have the definitions given them in the Loan Agreement.

AGREEMENT

1. Grant of Security Interest. For valuable consideration, Borrower as a debtor and grantor hereby grants to Lender a security interest on the Collateral to secure Borrower’s repayment of the Indebtedness and Borrower’s obligations to Lender under the Loan Documents, and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

2. Definitions. The following words shall have the following meanings when used in this Agreement:

• Agreement. “Agreement” means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

• Borrower. “Borrower” means JONES SODA CO.

• Collateral. “Collateral” means the following described assets and property of Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

All assets and property of Borrower, whether now existing or hereafter arising, whether now owned by Borrower or hereafter acquired by Borrower, and/or whether now or hereafter subject to any rights in any such assets and property, such assets and property to include, without limitation, all inventory, equipment, accounts, chattel paper, instruments (including, without limitation, all promissory notes), letter-of-credit rights, letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance, and general intangibles (including, without limitation, all software and all payment intangibles); all patents, trademarks, copyrights and intellectual property rights; all insurance refunds relating to the foregoing assets and property; all good will relating to the foregoing assets and property and Borrower’s business; and all supporting obligations relating to the foregoing assets and property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing assets and property.

In addition, the word “Collateral” includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter existing, and wherever located:

(a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to all and replacements of and substitutions for any of the assets and property described above.

(b) All products and produce of any of the assets and property described in this Collateral section.

(c) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the assets and property described in this Collateral section.

(d) All proceeds (including insurance proceeds) from the sale, destruction, loss or other disposition of any of the assets and property described in this Collateral section.

(e) All records and data relating to any of the assets and property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

• Event of Default. “Event of Default” means any of the Events of Default set forth below in the section titled “Events of Default.”

• Borrower. “Borrower” means JONES SODA CO.

• Guarantor. “Guarantor” means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

• Income and Proceeds. “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, distributions, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, whether voluntary or involuntary, by agreement or by operation of law, and all other property Borrower is entitled to receive on account of such Collateral, including accounts, contract rights, documents, instruments, chattel paper, and general intangibles.

• Indebtedness. “Indebtedness” means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Loan Documents. In addition, the word “Indebtedness” includes all other obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, as well as all claims by Lender against Borrower, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

• Lender. “Lender” means KEYBANK NATIONAL ASSOCIATION, its successors and assigns.

• Loan Documents. “Loan Documents” means this Agreement, the Note, the Loan Agreement, all related documents, and all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Note.

• Note. “Note” means the Revolving Note of even date, in the principal amount of $15,000,000.00 executed by Borrower to the order of Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Note.

• Obligor. “Obligor” means and includes, without limitation, any and all persons or entities obligated to pay money or to perform some other act under the Collateral.

3. Borrower’s Waivers and Responsibilities. Except as otherwise required under this Agreement or by applicable law, (a) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (b) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (c) Borrower waives any defenses that may arise because of any action or inaction of Lender, including, without limitation, any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Indebtedness no matter what action Lender takes or fails to take under this Agreement.

4. Right of Setoff. Borrower hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Borrower’s right, title and interest in and to Borrower’s accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this section.

5. Borrower’s Representations and Warranties. Borrower warrants that: (a) this Agreement is executed at Borrower’s request and not at the request of Lender, and (b) Borrower has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender.

6. Borrower’s Waivers. Borrower waives all requirements of presentment, protest, demand, and notice of dishonor on non-payment to Borrower, or any other party to the Indebtedness or the Collateral.

7. Obligations of Borrower. Borrower warrants and covenants to Lender as follows:

7.1 Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Washington. Borrower has its chief executive office at 234 Ninth Avenue North, Seattle, Washington 98109. Borrower will notify Lender of any change in the state of its incorporation and/or the location of Borrower’s chief executive office.

7.2 Authorization. The execution, delivery, and performance of this Agreement by Borrower have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

7.3 Perfection of Security Interest. Borrower agrees to file such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. In addition, Borrower agrees that Lender may file any financing statement required to perfect Lender’s security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and chattel paper if not delivered to Lender for possession by Lender. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing or filing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower’s name including any change to the assumed business names of Borrower.

7.4 No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Borrower or to which Borrower is a party, and its certificate or articles of incorporation and bylaws do not prohibit any terms or condition of this Agreement.

7.5 Enforceability of Collateral. To the extent the Collateral consists of accounts, contract rights, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with the applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide Indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Borrower with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing.

7.6 Location of Collateral. Borrower, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Borrower’s operations, including without limitation the following: (a) all real property owned or being purchased by Borrower; (b) all real property being rented or leased by Borrower; (c) all storage facilities owned, rented, leased, or being used by Borrower; and (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Borrower shall not remove the Collateral from its existing locations without the prior written consent of Lender, which shall not be unreasonably withheld.

7.7 Removal of Collateral. Borrower shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Borrower’s address shown above, or at such other locations as are reasonably acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Borrower shall not remove the Collateral from its existing locations without the prior written consent of Lender, which shall not be unreasonably withheld. To the extent that the Collateral consists of vehicles, or other titled property, Borrower shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Washington, without the prior written consent of Lender, which shall not be unreasonably withheld.

7.8 Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Borrower’s business, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Borrower is not in default under this Agreement, Borrower may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Borrower’s business does not include any bulk sale. Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender, which shall not be unreasonably withheld. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Borrower shall immediately deliver any such proceeds to Lender.

7.9 Title. Borrower represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Borrower shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

7.10 Collateral Schedules and Locations. As often as Lender shall require, and insofar as the Collateral consists of accounts and general intangibles, Borrower shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory, Borrower shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Borrower and each of its subsidiaries or related companies.

7.11 Maintenance and Inspection of Collateral. Borrower shall maintain all tangible Collateral in good condition and repair. Borrower will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Borrower shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

7.12 Taxes, Assessments and Liens. Borrower will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Loan Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

7.13 Compliance With Governmental Requirements. Borrower shall comply promptly with all laws; ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s opinion, is not jeopardized.

7.14 Hazardous Substances. Borrower represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No.99-499 (“SARA”), the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et seq, the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules or regulations adopted pursuant to any of the foregoing. The terms “hazardous waste” and “hazardous substance” shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous wastes and substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

7.15 Maintenance of Casualty Insurance. Borrower shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Borrower, upon request of lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to give such a notice. In connection with all policies covering assets in which Lender holds or is offered a security interest, Borrower will provide Lender with such loss payable or other endorsements as Lender may require. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses “single interest insurance,” which will cover only Lender’s interest in the Collateral.

7.16 Application of Insurance Proceeds. Borrower shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the indebtedness, and shall pay the balance to Borrower. Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the indebtedness.

7.17 Insurance Reports. Borrower, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, Borrower shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine; as applicable, the cash value or replacement cost of the Collateral.

8. Borrower’s Right to Possession and to Collect Accounts. Until default and except as otherwise provided below with respect to accounts, Borrower may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents, provided that Borrower’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral. Until otherwise notified by Lender, Borrower may collect any of the Collateral consisting of accounts. When an Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrower shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

9. Expenditures By Lender. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Borrower under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs of insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the highest rate charged under the Indebtedness from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses shall become a part of the Indebtedness and, at Lender’s option, will (a) be payable on demand, (b) be added to the balance of the Indebtedness and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Indebtedness or (c) be treated as a balloon payment which will be due and payable at the Indebtedness’s maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

10. Limitations on Obligations of Lender. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (b) preservation of rights against parties to the Collateral or against third persons, (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Borrower about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

11. Default and Remedies.

11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

11.1.1 Default on Indebtedness. Failure of Borrower to make any payment when due on the Indebtedness, and such failure continues for at least three (3) days or, if later, beyond any other cure or grace period applicable thereto.

11.1.2 Default in Favor of Third Parties. Should Borrower default under any loan, extension or credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay the Loan or perform their respective obligations under this Agreement or any of the Loan Documents.

11.1.3 Other Defaults. Failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents or failure to comply with or to perform any term, or condition contained in any other agreement between Lender and Borrower, and if remediable, such failure continues unremedied for ten (10) days after written notice thereof has been given to Borrower by Lender.

11.1.4 False Statement. Any warranty, representation or statement made or furnished to Lender by Borrower is false or misleading in any respect, either now or at the time made or furnished.

11.1.5 Defective Collateralization. This Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid perfected security interest or lien) at any time and for any reason.

11.1.6 Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within sixty (60) days of the date of filing any such involuntary proceeding.

11.1.7 Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

11.1.8 Adverse Change. A material adverse change occurs in the financial condition of Borrower.

11.1.9 Failure to Register. Failure of the issuer, transfer agent, mutual fund company, or broker, as the case may be, to furnish a written statement to Lender recording Lender’s security interest to the security, or the identification of any adverse claim that may interfere with Lender’s security interest in the Collateral.

11.1.10 Judgments. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds $1,000,000.00, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within sixty (60) days after entry, or is not discharged within sixty (60) days after the expiration of such stay

11.2 Rights and Remedies on Default. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

11.2.1 Accelerate Indebtedness. Declare all Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower.

11.2.2 Assemble Collateral. Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower to assemble the collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

11.2.3 Sell the Collateral. Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Borrower, or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made. Borrower agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Borrower, or any of them, at the last address Borrower has given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Lender is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

11.2.4 Register Securities. Register any securities included in the Collateral in Lender’s name and exercise any rights normally incident to the ownership of securities.

11.2.5 Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws, notwithstanding any other provision of this or any other agreement. If, because of restrictions under such laws, Lender is or believes it is unable to sell the securities in an open market transaction, Borrower agrees that Lender shall have no obligation to delay sale until the securities can be registered, and may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction, and such a sale shall be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state “Blue Sky” laws, or if Borrower is an affiliate of the issuer of the securities, Borrower agrees that Borrower will not sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent, which shall not be unreasonably withheld.

11.2.6 Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

11.2.7 Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments and instruments in the name of Borrower as shall be necessary or reasonable.

11.2.8 Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

11.2.9 Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

11.2.10 Collect Revenues, Apply Accounts. Lender, either itself of through a receiver, may collect the payments, rents, income and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Borrower, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

11.2.11 Obtain Deficiency. if Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

11.2.12 Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

11.2.13 Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorney fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Borrower to Lender, with any excess funds to be paid to Borrower as the interests of Borrower may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

11.2.14 Cumulative Remedies. All of Lender’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and to exercise its remedies.

12. Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

12.1 Amendments. This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

12.2 Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of King County, the State of Washington. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Lender and Borrower agree to waive the right to a jury trial, in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

12.3 Attorney’s Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

12.4 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

12.5 Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile, and shall be effective when actually delivered, one business day after deposit with a nationally recognized overnight courier, or three (3) business days after deposit in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the following address:

Jones Soda Co.
234 Ninth Avenue North
Borrower	Seattle, WA 98109

KeyBank National Association
1301 Fifth Avenue, Suite 2400
WA-31-13-2474
P.O. Box 90
Lender	Seattle, WA 98111-0090

Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. Borrower agrees to keep Lender informed at all times of Borrower’s current address.

12.6 Power of Attorney. Borrower hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Borrower, to execute and deliver its releases and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

12.7 Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower’s bankruptcy will become a part of the Indebtedness and, at Lender’s option, shall be payable by Borrower as provided above in the “EXPENDITURES BY LENDER” Section.

12.8 Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

12.9 Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

12.10 Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver by Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

NOTICE CONCERNING ORAL AGREEMENTS

Oral agreements or oral commitments to lend
money, extend credit or to forbear from
enforcing repayment of a debt are not
enforceable under Washington law.

[Signature line on following page]

BORROWER:
JONES SODA CO. By: /s/ Hassan N. Natha

Its: Chief Financial Officer